UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

Fly-E Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42122	92-0981080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

136-40 39th Avenue Flushing, New York	11354
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (929) 410-2770

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
common stock, $0.01 par value per share	FLYE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 5, 2024, Fly-E Group, Inc. (the “Company”) entered into an underwriting agreement with The Benchmark Company, LLC (“Benchmark”), as representative of the underwriters named therein (the “Underwriting Agreement”), pursuant to which the Company issued and sold, in its initial public offering (the “Public Offering”), 2,250,000 shares of its common stock, $0.01 par value per share (“Common Stock”). The shares of Common Stock were sold to the public at the price of $4.00 per share and offered by the Company pursuant to a registration statement on Form S-1, as amended (File No. 333-276830), which was declared effective by the Securities and Exchange Commission on May 14, 2024 (the “Registration Statement”). On June 7, 2024, the Public Offering closed (the “Closing Date”), resulting in gross proceeds to the Company of $9 million, before deducting underwriting discounts and commissions and offering expenses. The Company also has granted to the underwriters a 30-day overallotment option to purchase up to an additional 337,500 shares of Common Stock, which is equal to 15% of the number of shares of Common Stock sold in the Public Offering.

The Company agreed to an underwriting discount of 7% of the public offering price of the shares of Common Stock sold in the Public Offering. In addition, the Company issued to Benchmark warrants to purchase 112,500 shares of Common Stock, which is equal to 5% of the number of shares of Common Stock sold in the Public Offering (the “Representative’s Warrants”). The Representative’s Warrants have an initial exercise price equal to $4.00, which equal to the initial public offering price in the Public Offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing on the Closing Date. The Representative’s Warrants provide for registration rights (including a one-time demand registration right at our expense and unlimited piggyback rights, each expiring five (5) years from the Closing Date) and customary anti-dilution provisions, as permitted by FINRA Rule 5110(g)(8).

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the Company and its officers and directors and certain stockholders have entered into lock-up agreements pursuant to which each of them has agreed not to, for a period of 180 days, without the prior consent of Benchmark, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to limited exceptions.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2024, the Company filed its amended and restated certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware and its amended and restated bylaws (the “Bylaws”) became effective in connection with the closing of the Public Offering. The Company’s board of directors and stockholders previously approved the amendment and restatement of these documents to be effective immediately prior to the closing of the Public Offering. A description of certain provisions of the Certificate of Incorporation and the Bylaws is set forth in the section titled “Description of Securities” in the Registration Statement.

The foregoing description of the Underwriting Agreement, the Representative’s Warrant, the Certificate of Incorporation and the Bylaws is qualified in its entirety by reference to (1) the Underwriting Agreement filed as Exhibit 1.1 hereto, the Representative’s Warrant filed as Exhibit 4.1 hereto, (3) the Certificate of Incorporation filed as Exhibit 3.1 hereto and (4) the Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 8.01. Other Events.

In connection with the Public Offering, the Common Stock was approved for listing on The Nasdaq Capital Market (“Nasdaq”) under the symbol “FLYE” and commenced trading on Nasdaq on June 6, 2024.

On June 5, 2024, the Company issued a press release announcing the pricing of the Public Offering, and on June 7, 2024, the Company issued a press release announcing the closing of the Public Offering.

Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2. The information provided under this Item 8.01, including the accompanying press releases, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 5, 2024, by and between the Company and The Benchmark Company, LLC.
3.1	Amended and Restated Certificate of Incorporation of Fly-E Group, Inc.
3.2	Amended and Restated Bylaws of Fly-E Group, Inc.
4.1	Representative’s Warrant, dated June 7, 2024.
99.1	Press Release issued on June 5, 2024.
99.2	Press Release issued on June 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLY-E GROUP, INC.

Date: June 7, 2024	By:	/s/ Zhou Ou
	Name:	Zhou Ou
	Title	Chief Executive Officer

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